Exhibit 99.1

5151 San Felipe
Houston, Texas 77056
NYSE: CPPL

NEWS RELEASE	April 30, 2015

FOR ADDITIONAL INFORMATION:

Investors:	Media:
Bruce Connery	James Yardley
Vice President, Investor Relations	Director, External Communications
(713) 386-3603	(713) 386-3366
blconnery@nisource.com	jyardley@nisource.com

Columbia Pipeline Partners LP Reports Solid First Quarter Results

•	Completed initial public offering

•	Generated $18.2 million of Adjusted EBITDA and $15.9 million of Distributable Cash Flow for the post-IPO period

•	Announced a prorated cash distribution of $0.0912 per unit for the post-IPO period

•	$500 million revolving credit facility in place and undrawn

HOUSTON - Columbia Pipeline Partners LP (NYSE: CPPL) (“CPPL”), a NiSource Inc. (NYSE: NI) company, today reported financial and operating results for the portion of the first quarter 2015 between the close of its initial public offering (“IPO”) on February 11, 2015, and March 31, 2015 (the “Post-IPO Period”).

“Columbia Pipeline Partners delivered solid results and visible long-term growth,” Robert C. Skaggs Jr., chairman and chief executive officer of CPPL said. “By advancing several major growth projects and executing on Columbia Gas Transmission's long-term system modernization program, the team continues to strengthen our competitive market position in the Marcellus and Utica Shale production regions.”

CPPL reported Post-IPO Period net income attributable to limited partners of $13.3 million, or $0.13 per limited partner unit and Adjusted EBITDA (a non-GAAP measure) of $18.2 million. CPPL generated Distributable Cash Flow (a non-GAAP measure) of $15.9 million for the Post-IPO Period, which represents 1.73x coverage of the Post-IPO Period distribution of $9.2 million. The distribution represents the prorated amount of CPPL’s minimum quarterly distribution of $0.1675 per unit, or $0.67 per unit on an annualized basis. Please see the definitions of non-GAAP measures and the reconciliation to the most comparable measure calculated in accordance with GAAP in the “Non-GAAP Financial Measures” section of this press release.

Presentation of Financial Statements

CPPL's consolidated financial statements include the accounts of CPPL and its consolidated subsidiary, CPG OpCo LP (“OpCo”). CPPL holds a 15.7% limited partner interest and a non-economic general partner interest in OpCo. As CPPL controls OpCo through the ownership of its general partner CPPL consolidates OpCo in its consolidated financial statements and shows Columbia Energy Group's ("CEG"), which is CPPL's sponsor, 84.3% ownership in OpCo as a non-controlling interest.

Balance Sheet

On February 11, 2015, CPPL secured a $500 million revolving credit facility, which remains undrawn.

Capital Expenditures

Capital expenditures totaled $191.0 million the first quarter, which includes expansion capital of $169.5 million and maintenance capital of $21.5 million. Expansion capital expenditures were mostly attributable to the Columbia Gas Transmission modernization program, the Leach and Rayne XPress projects and the East Side Expansion project. Additional details about the company’s growth projects can be found in the Columbia Pipeline Group section of the NiSource first quarter 2015 earnings release issued on April 30, 2015.

Distributable Cash Flow, Adjusted EBITDA and Capital Expenditure Forecast

CPPL's guidance for the 12 months ending December 31, 2015 remains unchanged from what was presented in CPPL's IPO Registration Statement on Form S-1.

Initial Public Offering

On February 11, 2015, CPPL closed its IPO of 46,811,398 million common units representing limited partner interests in CPPL at $23.00 per common unit. In addition to the common units issued at closing, 7,021,709 common units were issued pursuant to the full exercise of the underwriters' option to purchase additional common units at the IPO price. All common units began trading on the New York Stock Exchange on February 6, 2015 under the symbol “CPPL.”

The public common unitholders own a 53.5% limited partner interest in CPPL. CEG owns the remaining 46.5% limited partner interest in CPPL, 100% of the general partner of CPPL and all of CPPL’s incentive distribution rights.

First Quarter 2015 Operating Results

The following is a comparison of operating results for the first quarter of 2015 compared to the first quarter of 2014. Earnings for the periods prior to the date of the IPO are derived from the financial statements and accounting records of CPPL's Predecessor, which is comprised of NiSource Inc.'s Columbia Pipeline Group Operations reportable segment.

Operating revenues, excluding the impact of trackers, increased by $21.1 million primarily due to higher demand margin revenue as a result of growth projects placed into service and new firm contracts. This increase was partially offset by decreased mineral rights royalty revenue.

Operating expenses, excluding the impact of trackers, increased by $22.7 million primarily due to lower gains on the conveyances of mineral interests, higher employee and administrative costs and increased depreciation.

Equity earnings increased by $5.1 million primarily due to new compression assets being placed into service at Millennium Pipeline and the Pennant facilities going fully in-service.

Other income (deductions) in the first quarter of 2015 reduced income by $7.1 million compared to a reduction in income of $10.3 million in the same period in 2014. The decrease was primarily due to an increase in the equity portion of Allowance for Funds Used During Construction (AFUDC).

Conference Call

CPPL and NiSource Inc. (NYSE: NI) will host a joint investor conference call at 9 a.m. ET (8 a.m. CT) on Thursday, April 30, 2015, to review its first quarter 2015 financial results. All interested parties may listen to the conference call live on April 30 by logging onto the Columbia Pipeline Partners investor relations website at http://investors.columbiapipelinepartners.com.

A replay of the call will be available beginning at noon ET on April 30, through 11:59 p.m. ET on May 7. To access the recording, call (855) 859-2056 and enter conference ID 23684343. For international participants to hear the replay, please dial (404) 537-3406 and enter the same pass code as above, 23684343. A recording of the call also will be archived on the Columbia Pipeline Partners website.

Non-GAAP Financial Measure
Adjusted EBITDA and Partnership Distributable Cash Flow
We define Adjusted EBITDA as net income before interest expense, income taxes, and depreciation and amortization, plus distributions of earnings received from equity investees, less equity earnings in unconsolidated affiliates and other, net. We define Partnership Distributable Cash Flow as Adjusted EBITDA less net cash interest expense, maintenance capital expenditures, gain on sale of assets and distributable cash flow attributable to noncontrolling interest plus proceeds from gain on sale of assets and any other known differences between cash and income.
Adjusted EBITDA and Partnership Distributable Cash Flow are non-GAAP supplemental financial measures that management and external users of our financial statements, such as industry analysts, investors, lenders and rating agencies, may use to assess the viability of acquisitions and other capital expenditure projects and the returns on investment of various investment opportunities.
We believe that the presentations of Adjusted EBITDA and Partnership Distributable Cash Flow will provide useful information to investors in assessing our financial condition and results of operations. The GAAP measures most directly comparable to Adjusted EBITDA and Partnership Distributable Cash Flow are Net Income and Net Cash Flows from Operating Activities. Our non-GAAP financial measures of Adjusted EBITDA and Partnership Distributable Cash Flow should not be considered as an alternative to GAAP net income or net cash flows from operating activities. Adjusted EBITDA and Partnership Distributable Cash Flow have important limitations as analytical tools because they exclude some but not all items that affect net income and net cash flows from operating activities. You should not consider Adjusted EBITDA or Partnership Distributable Cash Flow in isolation or as a substitute for analysis of our results as reported under GAAP. Because Adjusted EBITDA or Partnership Distributable Cash Flow may be defined differently by other companies in our industry, our definitions of Adjusted EBITDA or Partnership Distributable Cash Flow may not be comparable to similarly titled measures of other companies, thereby diminishing their utility.

About Columbia Pipeline Partners LP

Columbia Pipeline Partners LP, based in Houston, Texas, is a fee-based, growth-oriented master limited partnership formed to own, operate and develop a growing portfolio of natural gas pipelines, storage and related midstream assets.

CPPL’s business and operations are conducted through CPG OpCo LP and its subsidiaries, which own and operates substantially all of the natural gas transmission, storage and midstream assets of NiSource Inc.’s Columbia Pipeline Group unit. Columbia Pipeline Group operates approximately 15,000 miles of strategically located interstate pipelines extending from New York to the Gulf of Mexico, one of the nation’s largest underground natural gas storage systems, and a growing portfolio of related gathering and processing assets. The majority of its assets overlay the Marcellus and Utica Shale production areas. Additional information can be found at www.columbiapipelinepartners.com and www.columbiapipelinegroup.com. NI-F

Forward-Looking Statements

This release includes “forward-looking statements” within the meaning of federal securities laws, which are statements other than historical facts and that frequently use words such as "anticipate," "believe," "continue," "could," "estimate," "expect," "forecast," "intend," "may," "plan," "position," "should," "strategy," "target," "will"

and similar words. All forward-looking statements speak only as of the date of this release. Although CPPL believes that the plans, intentions and expectations reflected in or suggested by the forward-looking statements are reasonable, there is no assurance that these plans, intentions or expectations will be achieved. Therefore, actual outcomes and results could materially differ from what is expressed, implied or forecast in such statements.

Therefore, actual outcomes and results could materially differ from what is expressed, implied or forecast in such statements.

This release contains certain forward-looking statements that are based on current plans and expectations and are subject to various risks and uncertainties. CPPL’s business may be influenced by many factors that are difficult to predict, involve uncertainties that may materially affect actual results and are often beyond CPPL’s control. These factors include, but are not limited to, changes in general economic conditions; competitive conditions in our industry; actions taken by third-party operators, processors and transporters; the demand for natural gas storage and transportation services; our ability to successfully implement our business plan; our ability to complete internal growth projects on time and on budget; the price and availability of debt and equity financing; the availability and price of natural gas to the consumer compared to the price of alternative and competing fuels; competition from the same and alternative energy sources; energy efficiency and technology trends; operating hazards and other risks incidental to transporting, storing and gathering natural gas; natural disasters, weather-related delays, casualty losses and other matters beyond our control; interest rates; labor relations; large customer defaults; changes in the availability and cost of capital; changes in tax status; the effects of existing and future laws and governmental regulations; and the effects of future litigation. For a full discussion of these risks and uncertainties, please refer to the “Risk Factors” section of CPPL’s Annual Report on Form 10-K for the year ended December 31, 2014, filed with the Securities and Exchange Commission. All forward-looking statements included in this press release are expressly qualified in their entirely by such cautionary statements. CPPL expressly disclaims any obligation to update, amend or clarify any forward-looking statement to reflect events, new information or circumstances occurring after the date of this press release except as required by applicable law.

Columbia Pipeline Partners LP
Statements of Operations
(unaudited)

	Three Months Ended March 31,
(in millions, except per unit amounts)	2015	2014
		Predecessor
Operating Revenues
Transportation revenues	$247.9	$246.9
Transportation revenues-affiliated	28.7	28.6
Storage revenues	36.6	36.3
Storage revenues-affiliated	13.3	13.7
Other revenues	12.7	20.0
Total Operating Revenues	339.2	345.5
Operating Expenses
Operation and maintenance	66.4	66.8
Operation and maintenance-affiliated	36.1	28.3
Operation and maintenance-trackers	43.6	71.0
Depreciation and amortization	32.3	29.7
Gain on sale of assets	(5.3)	(17.5)
Property and other taxes	19.0	18.5
Total Operating Expenses	192.1	196.8
Equity Earnings in Unconsolidated Affiliates	14.9	9.8
Operating Income	162.0	158.5
Other Income (Deductions)
Interest expense-affiliated	(11.4)	(12.1)
Other, net	4.3	1.8
Total Other Deductions, net	(7.1)	(10.3)
Income before Income Taxes	154.9	148.2
Income Taxes	23.7	55.7
Net Income	$131.2	$92.5
Less: Predecessor net income prior to IPO on February 11, 2015	42.7
Net income subsequent to IPO	88.5
Less: Net income attributable to noncontrolling interest in OpCo subsequent to IPO	75.2
Net income attributable to limited partners subsequent to IPO	$13.3
Net income attributable to partners' ownership interest subsequent to IPO per limited partner unit (basic and diluted)
Common units	$0.13
Subordinated units	0.13
Weighted average limited partner units outstanding (basic and diluted)
Common units	53.8
Subordinated units	46.8

Columbia Pipeline Partners LP
Selected Financial Data
(unaudited)

	Three Months Ended March 31,
(in millions, except per unit data)	2015	2014
		Predecessor
Net income attributable to partners' ownership interest subsequent to IPO per limited partner unit (basic and diluted)
Common units	$0.13
Subordinated units	0.13
Weighted average limited partner units outstanding (basic and diluted)
Common units	53.8
Subordinated units	46.8
Balance Sheet Data (at period end):
Total assets	$8,855.6	$8,107.5
Net property, plant and equipment	5,097.3	4,960.2
Long-term debt-affiliated, excluding amounts due within one year	630.9	1,472.8
Total liabilities	1,452.7	3,936.2
Total partners' net equity	7,402.9	4,171.3
Statement of Cash Flow Data:
Net cash from (used for):
Operating activities	$173.7	$202.5
Investing activities	(854.5)	(162.7)
Financing activities	687.5	(39.9)
Other Data:
Adjusted EBITDA	$197.7	$186.0
Adjusted EBITDA attributable to Predecessor prior to IPO	79.4
Adjusted EBITDA attributable to noncontrolling interest in OpCo subsequent to IPO	100.1
Adjusted EBITDA attributable to Partnership subsequent to IPO	18.2
Maintenance capital expenditures	21.5	21.3
Expansion capital expenditures	169.5	137.9
Operating Data:
Throughput (MMDth)	643.0	650.8

Columbia Pipeline Partners LP
Non-GAAP Reconciliation of Adjusted EBITDA and Distributable Cash Flow
(unaudited)

	Three Months Ended March 31,
(in millions)	2015	2014
		Predecessor
Net Income	$131.2	$92.5
Add:
Interest expense-affiliated	11.4	12.1
Income taxes	23.7	55.7
Depreciation and amortization	32.3	29.7
Distributions of earnings received from equity investees	18.3	7.6
Less:
Equity earnings in unconsolidated affiliates	14.9	9.8
Other, net	4.3	1.8
Adjusted EBITDA	$197.7	$186.0
Less:
Adjusted EBITDA attributable to Predecessor prior to IPO	79.4
Adjusted EBITDA attributable to noncontrolling interest in OpCo subsequent to IPO	100.1
Adjusted EBITDA attributable to Partnership subsequent to IPO	$18.2

Net Cash Flows from Operating Activities	$173.7	$202.5
Interest expense-affiliated	11.4	12.1
Current taxes	13.2	26.8
Other adjustments to operating cash flows	(2.9)	15.6
Changes in assets and liabilities	2.3	(71.0)
Adjusted EBITDA	$197.7	$186.0
Less:
Adjusted EBITDA attributable to Predecessor prior to IPO	79.4
Adjusted EBITDA attributable to noncontrolling interest in OpCo subsequent to IPO	100.1
Adjusted EBITDA attributable to Partnership subsequent to IPO	18.2

Adjusted EBITDA	$197.7
Less:
Cash interest, net	11.4
Maintenance capital expenditures	20.6
Gain on sale of assets	5.3
Distributable cash flow attributable to Predecessor prior to IPO	67.8
Distributable cash flow attributable to noncontrolling interest subsequent to IPO	89.0
Add:
Proceeds from sales of assets	10.2
Non-recurring capital costs related to spin-off	2.1
Partnership Distributable Cash Flow	$15.9